EXHIBIT 5.1

March 17, 2009

Apollo Gold Corporation
5655 South Yosemite Street
Suite 200
Greenwood Village, Colorado 80111

Dear Sirs/Mesdames:

Re:           Apollo Gold Corporation (the “Corporation”)/S-3 SEC Filing

You have requested that we provide, as Yukon counsel, the following opinion in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 as amended, relating to the qualification for sale of 3,255,000 common shares by the selling shareholders as identified in the Registration Statement.

3,000,000 common shares were issued as flow-through common shares of the Corporation (the “Flow-Through Shares”) pursuant to a private placement completed December 31, 2008.

225,000 common shares are issuable pursuant to a compensation option granted by the Corporation to Haywood Securities Limited in connection with the private placement (the “Compensation Shares” and the “Compensation Option”, respectively).

Scope of Review

As Yukon counsel to the Corporation, we have been provided with faxed or e-mailed copies of the following:

(a)           the form of subscription agreements for the Flow-Through Shares between the Corporation and the Purchasers of the Flow-Through Shares (collectively, the “Subscription Agreements”);

(b)           the Compensation Option certificate; and

(c)           the form of registration rights agreements between the Corporation and each of the Purchasers with respect to the registration rights for the Flow-Through Shares (collectively, the “Registration Rights Agreements”).

The agreements, instruments and certificates referred to in (a) through (c) above are hereinafter referred to collectively as the “Documents”.

In connection with the opinions hereinafter expressed, we have examined and relied upon faxed or e-mailed copies of the following:

(a)           the Documents;

(b)           a certified copy dated December 30, 2008 of the resolutions passed by the directors of the Corporation at the meeting of the board of directors of the Corporation held on December 12, 2008, among other things, authorizing the Offering, the execution and delivery of each of the Subscription Agreements and the completion of the transactions contemplated therein; and

(c)           the Certificate of the Chief Financial Officer of the Corporation dated March 17, 2009 certifying the receipt and sufficiency of consideration and the issuance of the Flow Through Shares and the Compensation Option.

We have also examined originals or pdf or faxed copies of the resolutions and documents which comprise the Corporation’s minute book.

In rendering the opinions herein, we have relied only upon our examination of the foregoing documents and certificates, and we have made no further or other examinations or investigations, and we have made no independent verification or check of the factual matters set forth in such documents or certificates.

Assumptions

In rendering this opinion, we have assumed:

1.           The genuineness of all signatures;

2.           The authenticity and completeness of all documents submitted to us as originals;

3.           The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies or facsimile transmissions have been submitted or received and that the documents emailed to our office and referred to in this letter were duly signed and delivered by the parties thereto in the form submitted to us; and

4.           The accuracy, completeness and truth of all facts set forth in the Corporation’s minute book or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such.

Practice Restriction

We are solicitors qualified to carry on the practice of law in the Yukon Territory only and we express no opinion as to any laws or matters governed by laws, other than those of the Yukon Territory and the federal laws of Canada applicable therein, in effect as at the date of this opinion.

Opinion

Based and relying on the foregoing, we are of the opinion that:

1.           The Flow-Through Shares have been validly issued as fully paid and non-assessable common shares of the Corporation.

2.           The Compensation Shares to be issued upon the exercise of the Compensation Options have been allotted and reserved for issuance and when issued upon the exercise of the Compensation Options in accordance with the terms of the certificate representing the Compensation Options, will be validly issued as fully paid and non-assessable common shares of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Registration Statement.

Yours very truly,

/s/ LACKOWICZ, SHIER & HOFFMAN

“Lackowicz, Shier & Hoffman”